10.8 Plan of Merger between Nanotailor and VT International

PLAN OF MERGER

THIS PLAN OF MERGER, (the "Plan") dated as of May 19, 2008, sets forth the agreement by and between VT International Corp., an Arizona corporation (“VT” or the “Merging Corporation”), and its wholly-owned subsidiary Nanotailor, Inc. a Delaware Corporation (“Nanotailor” or the "Surviving Corporation"):

WITNESSETH

WHEREAS, the Boards of Directors of VT and Nanotailor deem it advisable and in the best interests of each corporation and their respective stockholders that VT and Nanotailor combine in order to advance the long-term business interests of VT and Nanotailor;

WHEREAS, Nanotailor will carry on VT’s business as it was carried on prior to the date of the Plan and use its best efforts to preserve VT’s organization, retain its employees and maintain its business relationships;

WHEREAS, for Federal income tax purposes, it is intended that the transactions which are contemplated in the Plan qualify as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended; and

WHEREAS, the Boards of Directors of the Surviving Company and the Merging Corporation have submitted the Plan to their respective Stockholders and received approval as required by the applicable provisions of the Arizona Revised Statutes and Delaware General Corporation Law;

NOW, THEREFORE, in consideration of the mutual covenants of the parties hereinafter set forth, and for good and valuable consideration, receipt of which is hereby acknowledged,
IT IS AGREED:

Section I
Recitals

The parties hereby adopt as part of the Plan each of the recitals which is contained in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement; and such clauses are hereby confirmed and ratified as being true and accurate by each party as to itself.

Section II
Merger

A.           (i)           Subject to, and consistent with, the provisions of the Plan and in accordance with the relevant provisions of the Arizona Revised Statutes (the “ARS”) and the Delaware General Corporation Law (the “DGCL”), VT will merge with and into Nanotailor (the “Merger”), the separate existence of VT shall cease, and Nanotailor shall be the surviving corporation in the Merger (the “Surviving Corporation”) effective on the Effective Date (as hereinafter defined).  The Certificate of Merger with respect to the Merger (the "Certificate of Merger") shall be in the form of Exhibit “A” which is annexed hereto and made a part hereof, and shall be duly executed and acknowledged and delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, immediately after the Closing Date. The Articles of Merger (“Articles of Merger”) shall be in the form of Exhibit “B”, which is annexed hereto and made a part hereof, and shall be duly executed and acknowledged and delivered to the Secretary of State of the State of Arizona for filing, as provided in the ARS, immediately after the Closing Date.  The Merger shall become effective upon the later of filing of the Certificate of Merger with the Secretary of State of the State of Delaware or the filing of the Articles of Merger with the Secretary of State of the State of Arizona (the “Effective Date”).

(ii)          Without limiting the foregoing, and subject thereto, on the Effective Date all the property, rights, privileges, powers and franchises of VT shall vest in Nanotailor, and all debts, liabilities and duties of VT shall become the debts, liabilities and duties of Nanotailor.  The Merger will be effected in a single transaction.

B.            On the Closing Date, the certificate of incorporation of Nanotailor, as in effect immediately prior to the Closing Date, shall be the certificate of incorporation of the Surviving Corporation and thereafter shall continue to be its certificate of incorporation until amended as provided therein and pursuant to DGCL.  The bylaws of Nanotailor, as in effect immediately prior to the Closing Date, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and pursuant to the DGCL.

C.            Closing Date.  The Closing of this transaction (the “Closing”) shall take place by the delivery of all required executed documents by the parties hereto at the offices of Nanotailor located at 701 Brazos, Austin, TX  78701, on May 8, 2008 or on such other date as is mutually agreed to by the parties (the “Closing Date”).

Section III

Terms and Conditions of Converting Common Stock of VT
into Nanotailor Stock

(a)           On the date hereof, there are 69,187,139 shares of common stock, par value $.001 per share, of  VT issued and outstanding representing one hundred (100%) percent of the interests in VT.  In addition, VT has outstanding the following series of Warrants:

(i)  8,423,290 of Series C Warrants, which entitles the holder thereof to purchase one share of the Company’s common stock at $3.00 per share and which expire on August 31, 2008

(ii)  8,423,290 Series D Warrants which entitles the holder thereof to purchase one share of the Company’s common stock at $3.00 per share and which expire on August 31, 2008;

(iii)  8,423,290 Series E Warrants, which entitles the holder thereof to purchase one share of the Company’s common stock at $4.00 per share and which expire on August 31, 2008; and

(iv)  8,423,290 Series F Warrants, which entitles the holder thereof to purchase one share of the Company’s common stock at $4.00 per share and which expire on August 31, 2008.

Upon the effectiveness of the Merger, (1) each share in VT shall be converted into one share of Nanotailor; and (2) each share of VT which  the holders of the Warrants are entitled to purchase shall be converted into the right to purchase one share of Nanotailor.  The Plan shall be conditioned upon the approval of the Board of Directors and a majority in interest of the stockholders of VT and Nanotailor. The Certificate of Incorporation of Nanotailor shall be the certificate of incorporation of the surviving corporation.

Section IV

Effective Date

The Merger shall be effective on May 19, 2008

IN WITNESS WHEREOF, VT International Corp. and Nanotailor, Inc., have caused the Plan to be executed in their respective names and on their behalf by their respective authorized persons as of the date first written above.

VT International Corp.
an Arizona corporation

By:_______________________
Ramon Perales, President

Nanotailor, Inc.
a Delaware corporation

By:_______________________
 Ramon Perales, President